UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

HIGH DESERT ASSETS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Ubi Avenue #07-58 Vertex Building Tower A Singapore 408868
(Address of Principal Executive Offices)

+6567023808
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.
"(a) Dismissal of Independent Registered Public Accounting Firm
On April 1, 2015, our board of directors dismissed Hartley Moore Accountancy Corporation ("Hartley Moore"), as the Company's independent registered public accounting firm.  Hartley Moore had been previously retained on May 7, 2013.
Hartley Moore's report on the financial statements for the fiscal year ended December 31, 2013, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.
Ronald R. Chadwick, P.C. was our independent registered public accounting firm prior to Harley Moore.  Ronald R. Chadwick, P.C. was dismissed as the Company's independent registered public accounting firm on May 6, 2013.  Ronald R. Chadwick, P.C.'s report on the financial statements for the fiscal year ended December 31, 2012, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.  The dismissal of Ronald R. Chadwick, P.C. was disclosed in our Form 8-K filed May 9, 2013.
During the fiscal the year ended December 31, 2013, and in the subsequent interim period through April 1, 2015, the date of dismissal of Hartley Moore, there were no disagreements with Hartley Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hartley Moore, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal year ended December 31, 2013, and in the subsequent interim period through April 1, 2015, the date of dismissal of Hartley Moore, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
We have provided a copy of the above disclosures to Hartley Moore and requested Hartley Moore to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Hartley Moore agrees with the above disclosures. A copy of Hartley Moore's response letter will be filed by amendment to this Current Report on Form 8-K.

 (b) New Independent Registered Public Accounting Firm
On April 1, 2015, our board of directors approved the engagement of Anton & Chia, LLP ("Anton Chia"), as the Company's new independent registered public accounting firm.
During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period prior to the engagement of Anton Chia, the Company has not consulted Anton Chia regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Desert Assets, Inc.

Date: April 2, 2015	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer